                                                                    Exhibit 10.3

================================================================================

                            STOCK PURCHASE AGREEMENT

                          Dated as of October 21, 1999


                                  By and Among


                      THE EDWARD J. DEBARTOLO CORPORATION,
                              an Ohio corporation,


                                       and


                              OKLAHOMA RACING LLC,
                       an Ohio limited liability company,


                                       and


                                MI VENTURE INC.,
                             a Delaware corporation.

================================================================================

                                TABLE OF CONTENTS
1.    DEFINITIONS.................................................1

2.    SALE AND TRANSFER OF SHARES; CLOSING........................9

      2.1  SHARES.................................................9

      2.2  PURCHASE PRICE.........................................9

      2.3  CLOSING................................................9

      2.4  CLOSING OBLIGATIONS....................................9

3.    REPRESENTATIONS AND WARRANTIES OF SELLERS..................10

      3.1  ORGANIZATION AND GOOD STANDING........................10

      3.2  AUTHORITY; NO CONFLICT................................10

      3.3  CAPITALIZATION........................................11

      3.4  FINANCIAL STATEMENTS..................................12

      3.5  BOOKS AND RECORDS.....................................13

      3.6  TITLE TO PROPERTIES; ENCUMBRANCES.....................13

      3.7  CONDITION AND SUFFICIENCY OF ASSETS...................14

      3.8  ACCOUNTS RECEIVABLE...................................14

      3.9  INVENTORY.............................................15

      3.10 NO UNDISCLOSED LIABILITIES............................15

      3.11 TAXES.................................................15

      3.12 NO MATERIAL ADVERSE CHANGE............................16

      3.13 EMPLOYEE BENEFITS.....................................16

      3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
           AUTHORIZATIONS........................................23

      3.15 LEGAL PROCEEDINGS; ORDERS.............................24

      3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.................25

      3.17 CONTRACTS; NO DEFAULTS................................26

      3.18 INSURANCE.............................................29

      3.19 ENVIRONMENTAL MATTERS.................................30

      3.20 EMPLOYEES.............................................31

      3.21 LABOR RELATIONS; COMPLIANCE...........................32

      3.22 INTELLECTUAL PROPERTY.................................32

      3.23 CERTAIN PAYMENTS......................................33

      3.24 DISCLOSURE............................................34

                                TABLE OF CONTENTS
                                  (continued)

                                                               Page

      3.25 RELATIONSHIPS WITH RELATED PERSONS....................34

      3.26 INVESTMENT INTENT OF EJDC.............................34

      3.27 BROKERS OR FINDERS....................................34

4.    REPRESENTATIONS AND WARRANTIES OF BUYER....................35

      4.1  ORGANIZATION AND GOOD STANDING........................35

      4.2  AUTHORITY; NO CONFLICT................................35

      4.3  CAPITALIZATION........................................35

      4.4  FINANCIAL STATEMENTS..................................36

      4.5  NO UNDISCLOSED LIABILITIES............................36

      4.6  NO MATERIAL ADVERSE CHANGE............................36

      4.7  CERTAIN PROCEEDINGS...................................36

      4.8  INVESTMENT INTENT OF BUYER............................36

      4.9  BROKERS OR FINDERS....................................37

5.    COVENANTS OF SELLERS PRIOR TO CLOSING DATE.................37

      5.1  ACCESS AND INVESTIGATION..............................37

      5.2  OPERATION OF THE BUSINESSES OF THE ACQUIRED
           COMPANIES.............................................37

      5.3  NEGATIVE COVENANT.....................................38

      5.4  REQUIRED APPROVALS....................................38

      5.5  NOTIFICATION..........................................38

      5.6  SATISFACTION OF INDEBTEDNESS..........................38

      5.7  NO NEGOTIATION........................................39

      5.8  BEST EFFORTS..........................................39

      5.9  ACQUISITION OF REMINGTON PARK LAND BY BUYER...........39

      5.10 401(k) PLAN...........................................39

      5.11 ACCESS TO SELLER ACCOUNTING RECORDS...................39

      5.12 REMINGTON LEASE.......................................39

      5.13 ACQUIRED COMPANY FINANCIAL DATA.......................40

6.    COVENANTS OF BUYER.........................................40

      6.1  ACCESS AND INVESTIGATION..............................40

                                TABLE OF CONTENTS
                                  (continued)

                                                               Page

      6.2  APPROVALS OF GOVERNMENTAL BODIES......................40

      6.3  BEST EFFORTS..........................................40

      6.4  EMPLOYEES.............................................40

      6.5  DIRECTORSHIP..........................................41

      6.6  NOTIFICATION..........................................41

      6.7  REFUNDS OF PURSE MONEY TO SELLER......................41

7.    TAX MATTERS................................................42

      7.1  TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE......42

      7.2  TAX PERIODS BEGINNING BEFORE AND ENDING AFTER
           CLOSING DATE..........................................42

      7.3  REFUNDS AND TAX BENEFITS..............................43

      7.4  COOPERATION ON TAX MATTERS............................43

8.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE........43

      8.1  ACCURACY OF REPRESENTATIONS...........................44

      8.2  SELLERS' PERFORMANCE..................................44

      8.3  CONSENTS..............................................44

      8.4  ADDITIONAL DOCUMENTS..................................44

      8.5  NO PROCEEDINGS........................................45

      8.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS...45

      8.7  HSR ACT...............................................45

      8.8  COMMISSION APPROVALS..................................45

9.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.......45

      9.1  ACCURACY OF REPRESENTATIONS...........................45

      9.2  BUYER'S PERFORMANCE...................................46

      9.3  ADDITIONAL DOCUMENTS..................................46

      9.4  NO PROCEEDINGS........................................46

      9.5  HSR ACT...............................................46

10.   TERMINATION................................................46

      10.1 TERMINATION EVENTS....................................46

      10.2 EFFECT OF TERMINATION.................................47

                                TABLE OF CONTENTS
                                  (continued)

                                                               Page

11.   INDEMNIFICATION; REMEDIES..................................47

      11.1 SURVIVAL..............................................47

      11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY EJDC........47

      11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.......48

      11.4 TIME LIMITATIONS......................................48
      11.5 LIMITATIONS ON AMOUNT-- EJDC..........................49

      11.6 LIMITATIONS ON AMOUNT-- BUYER.........................49

      11.7 PROCEDURE FOR INDEMNIFICATION-- THIRD PARTY CLAIMS....49

      11.8 PROCEDURE FOR INDEMNIFICATION-- OTHER CLAIMS..........50

      11.9 DETERMINATION OF DAMAGES, ETC.........................50

12.   GENERAL PROVISIONS.........................................51

      12.1 EXPENSES..............................................51

      12.2 PUBLIC ANNOUNCEMENTS..................................51

      12.3 CONFIDENTIALITY.......................................51

      12.4 NOTICES...............................................52

      12.5 FURTHER ASSURANCES....................................52

      12.6 WAIVER................................................53

      12.7 ENTIRE AGREEMENT AND MODIFICATION.....................53

      12.8 DISCLOSURE LETTER.....................................53

      12.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS....53

      12.10SEVERABILITY..........................................54

      12.11SECTION HEADINGS, CONSTRUCTION........................54

      12.12TIME OF ESSENCE.......................................54

      12.13GOVERNING LAW.........................................54

      12.14COUNTERPARTS..........................................54

                                    EXHIBITS

Exhibit 4.1          Description of Buyer's Business
Exhibit 8.4(a)       Form of Legal Opinion of Sellers' Counsel
Exhibit 8.4(b)       Form of Legal Opinion of Sellers' Oklahoma Counsel
Exhibit 9.3(a)       Form of Legal Opinion of Buyer's Counsel




                                    SCHEDULES


Schedule 6.4         Key Management Employees

                            STOCK PURCHASE AGREEMENT

           This Stock Purchase Agreement ("Agreement") is made as of October 21, 1999, by MI Venture Inc., a Delaware corporation ("Buyer"), The Edward J. DeBartolo Corporation, an Ohio corporation ("EJDC"), and Oklahoma Racing LLC, an Ohio limited liability company ("OR" and, collectively with EJDC, "Sellers").

                                    RECITALS

           EJDC desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Thistledown Shares") of capital stock of Thistledown, Inc., an Ohio corporation ("Thistledown") which owns and operates a thoroughbred horse racing and pari-mutuel wagering business at Thistledown Racetrack, for the consideration and on the terms set forth in this Agreement; and

           OR desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Remington Shares" and, collectively with the Thistledown Shares, the "Shares") of capital stock of Remington Park, Inc., an Oklahoma corporation ("Remington") which owns and operates a thoroughbred horse racing and pari-mutuel wagering business at Remington Park Racetrack, for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

           The parties, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS

           For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

           "Acquired Companies"--Thistledown and Remington,
            ------------------
collectively.

           "Applicable Contract" -- any Contract (a) under which any Acquired
            -------------------
Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

           "Balance Sheets" -- as defined in Section 3.4(b).
            --------------

           "Best Efforts" -- the efforts that a prudent Person desirous of
            ------------
achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

           "Book Value" -- means the excess of total assets over total
            ----------
liabilities of a Person, as shown on any specified balance sheet of such Person.

           "Breach" -- a "Breach" of a representation, warranty, covenant,
            ------
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

           "Buyer" -- as defined in the first paragraph of this Agreement.
            -----

           "Buyer Disclosure Letter" -- the disclosure letter delivered by Buyer
            -----------------------
to Sellers concurrently with the execution and delivery of this Agreement.

           "Buyer Shares" -- means (i) if the Proposed Acquisition has not
            ------------
occurred prior to the Closing, the number of shares of Class A Subordinate Voting Stock which is equal to .82173% of the total number of shares of equity stock of Buyer outstanding at Closing (as adjusted to reflect (a) the issuance of the Buyer Shares and (b) the deemed exchange of all Exchangeable Shares outstanding at such time) and (ii) if the Proposed Acquisition has occurred prior to the Closing, the number of shares of Class A Subordinate Voting Stock which is equal to .82173% of the total number of shares of equity stock of Buyer outstanding immediately upon closing of the Proposed Acquisition (as adjusted to reflect (a) the issuance of the Buyer Shares and (b) the deemed exchange of all Exchangeable Shares outstanding at such time), less any shares of equity stock of Buyer issued in connection with the Proposed Acquisition or the acquisition of any other horse racing or pari-mutuel wagering business prior to the Closing. For all purposes hereunder, the value of the Buyer Shares shall be $4,500,000.

           "Class A Subordinate Voting Stock" -- as defined in Section 4.3(a).
            --------------------------------

           "Cleanup" -- as defined in the definition of Environmental, Health
            -------
and Safety Liabilities.

           "Closing" -- as defined in Section 2.3.
            -------


           "Closing Date" -- the date and time as of which the Closing actually
            ------------
takes place.

           "Commissions"-- the Ohio Commission and the Oklahoma Commission.
            -----------

           "Consent" -- any approval, consent, ratification, waiver, or other
            -------
authorization (including any Governmental Authorization).

           "Contemplated Transactions" -- all of the transactions contemplated
            -------------------------
by this Agreement, including:

           (a)  the sale of the Shares by Sellers to Buyer;

           (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement;

           (c) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies, and

           (d) Buyer's issuance of the Buyer Shares to EJDC.

           "Contract" -- any agreement, contract, obligation, promise, or
            --------
undertaking (whether written or oral and whether express or implied) that is legally binding.

           "Damages" -- as defined in Section 11.2.
            -------

           "Disclosure Letter" -- the disclosure letters delivered by Sellers to
            -----------------
Buyer concurrently with the execution and delivery of this Agreement.

           "EJDC" -- as defined in the first paragraph of this Agreement.
            ----

           "Encumbrance" -- any charge, claim, community property interest,
            -----------
condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than those imposed by operation of law.

           "Environment" -- soil, land surface or subsurface strata, surface
            -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

           "Environmental,  Health and Safety Liabilities" -- any cost, damages,
            ---------------------------------------------
expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

           (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

           (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses;

           (c) financial responsibility for cleanup costs or corrective action, including any required investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required or requested by any Governmental Body or any other Person and for any natural resource damages; or

           (d) any other required compliance, corrective, investigative, or remedial measures.


The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended.

           "Environmental Law" -- any Legal Requirement that requires or relates
            -----------------
to:

           (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

           (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

           (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

           (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

           (e) protecting resources, species, or ecological amenities;

           (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

           (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

           (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

           "ERISA" -- the Employee Retirement Income Security Act of 1974 or any
            -----
successor law, and regulations and rules issued pursuant to that act or any successor law.

           "Exchangeable Shares" -- shares of a direct or indirect subsidiary of
            -------------------
Buyer to be issued as set forth in the second paragraph of Part 4.3(a) of the Buyer Disclosure Letter.

           "Facilities" -- any real property, leaseholds, or other interests
            ----------
currently or formerly owned or operated by any Acquired Company and any buildings, plants or structures currently or formerly owned or operated by any Acquired Company.

           "GAAP" -- generally accepted United States accounting principles,
            ----
applied on a basis consistent with the basis on which the Balance Sheets and the other financial statements referred to in Section 3.4 were prepared.

           "Governmental Authorization" -- any approval, consent, license,
            --------------------------
permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

           "Governmental Body" -- any:
            -----------------

           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

           (b) federal, state, local, municipal, foreign, or other government;

           (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

           (d) multi-national organization or body; or

           (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

           "Hazardous Activity" -- the distribution, generation, handling,
            ------------------
importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

           "Hazardous Materials" -- any waste or other substance that is listed,
            -------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

           "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976
            -------
or any successor law, and regulations and rules issued pursuant to that act or any successor law.

           "Indemnified Persons" -- as defined in Section 11.2.
            -------------------

           "Intellectual Property Assets" -- as defined in Section 3.22.
            ----------------------------

           "Interim Balance Sheets" -- as defined in Section 3.4(b).
            ----------------------

           "IRC" -- the Internal Revenue Code of 1986 or any successor law, and
            ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

           "IRS" -- the United States Internal Revenue Service or any successor
            ---
agency, and, to the extent relevant, the United States Department of the Treasury.

           "Knowledge" -- an individual will be deemed to have "Knowledge" of a
            ---------
particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, general partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

           "Legal Requirement" -- any federal, state, local, municipal, foreign,
            -----------------
international, multinational, or other administrative order, constitution, law, ordinance, regulation, statute, or treaty.

           "Occupational Safety and Health Law" -- any Legal Requirement
            ----------------------------------
designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

           "Ohio Commission" -- the Ohio State Racing Commission.
            ---------------

           "Oklahoma Commission" -- the Oklahoma Horse Racing Commission.
            -------------------

           "OR" -- as defined in the first paragraph of this Agreement.
            --

           "Order" -- any award, decision, injunction, judgment, order, ruling,
            -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

           "Ordinary Course of Business" -- an action taken by a Person will be
            ---------------------------
deemed to have been taken in the "Ordinary Course of Business" only if:

           (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

           (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

           "Organizational Documents" -- (a) the articles or certificate of
            ------------------------
incorporation and the bylaws or code of regulation of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of organization and any operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

           "Person" -- any individual, corporation (including any non-profit
            ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

           "Plan" -- as defined in Section 3.13.
            ----

           "Pro Forma Balance Sheet" -- as defined in Section 4.4(b).
            -----------------------

           "Proceeding" -- any action, arbitration, audit, hearing,
            ----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

           "Proposed Acquisition" -- means the purchase by Buyer of all of the
            --------------------
outstanding shares of certain thoroughbred horse racing and pari-mutuel wagering subsidiaries of Hilton Group plc, as set forth in the first paragraph of Part 4.3(a) of the Buyer Disclosure Letter.

           "Purchase Price" -- as defined in Section 2.2.
            --------------

           "Racetrack Employees" -- all persons who, on or prior to the date
            -------------------
hereof, are (i) employees of an Acquired Company or (ii) employees of EJDC whose principal place of employment is at either Thistledown Racetrack or Remington Park Racetrack.

           "Real Property" -- the real property (i) owned by Thistledown on
            -------------
which Thistledown Racetrack is located and (ii) leased by Remington on which Remington Park Racetrack is located.

           "Related Person" -- with respect to a particular individual:
            --------------

           (a)  each other member of such individual's Family;

           (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

           (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

           (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

           With respect to a specified Person other than an individual:

           (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

           (b) any Person that holds a Material Interest in such specified
Person;

           (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

           (d) any Person in which such specified Person holds a Material Interest; and

           (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

           For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and (iii) any child of an individual or the individual's spouse residing with the individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

           "Release" -- any spilling, leaking, emitting, discharging,
            -------
depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

           "Remington" -- as defined in the Recitals of this Agreement.
            ---------

           "Remington Lease" - the lease agreement dated June 13, 1986, amended
            ---------------
January 7, 1987, between the Trustees and Oklahoma Racing Associates which was subsequently assigned by Oklahoma Racing Associates to Remington.

           "Remington Shares" -- as defined in the Recitals of this Agreement.
            ----------------

           "Representative" -- with respect to a particular Person, any
            --------------
director, officer, employee, agent, consultant or advisor of such Person, including legal counsel, accountants, and financial advisors.

           "Securities Act" -- the Securities Act of 1933 or any successor law,
            --------------
and regulations and rules issued pursuant to that act or any successor law.

           "Sellers" -- as defined in the first paragraph of this Agreement.
            -------

           "Shares" -- as defined in the Recitals of this Agreement.
            ------

           "Subsidiary" -- with respect to any Person (the "Owner"), any
            ----------
corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

           "Tax" -- any tax (including any income tax, capital gains tax,
            ---
value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, deficiency, or fee.

           "Tax Return" -- any return (including any information return),
            ----------
report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

           "Thistledown" -- as defined in the Recitals of this Agreement.
            -----------

           "Thistledown Interim Balance Sheet" -- as defined in Section 3.4(a).
            ---------------------------------

           "Thistledown Shares" -- as defined in the Recitals of this Agreement.
            ------------------

           "Threat of Release" -- a substantial likelihood of a Release that may
            -----------------
require action in order to prevent or mitigate damage to the Environment that may result from such Release.

           "Threatened" -- a claim, Proceeding, dispute, action, or other matter
            ----------
will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

           "Trade Secrets" -- as defined in Section 3.22(a).
            -------------

           "Trustees" - The Trustees of the Oklahoma City Zoological Trust.
            --------

2.    SALE AND TRANSFER OF SHARES; CLOSING

      2.1    SHARES

           Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

      2.2   PURCHASE PRICE

           The purchase price for the Thistledown Shares will be $9,500,000 in cash plus the Buyer Shares (collectively, the "Thistledown Purchase Price"). The purchase price for the Remington Shares will be $10,000,000 in cash (the "Remington Purchase Price," and collectively with the Thistledown Purchase Price, the "Purchase Price").

      2.3   CLOSING

           The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Sellers' counsel at 2300 BP Tower, 200 Public Square, Cleveland, Ohio, at 10:00 a.m. (local time) on the later of (i) October 29, 1999 or (ii) the date that is two business days following the receipt of all Governmental Authorizations required in order for the Buyer and the Sellers to consummate the Contemplated Transactions, or at such other time and place as the parties may agree. Subject to the provisions of Section 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

      2.4   CLOSING OBLIGATIONS

           At the Closing:

     (a)   Sellers will deliver to Buyer:

           (i) certificates representing the Shares, endorsed to Buyer or endorsed in blank for transfer to Buyer; and

           (ii) a certificate executed by each Seller to the effect that each of such Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5); and

     (b)   Buyer will deliver to EJDC:

           (i) $9,5000,000 in immediately available funds by wire transfer to the account specified by EJDC;

           (ii) certificates representing the Buyer Shares; and

           (iii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

     (c)   Buyer will deliver to OR:

           (i) $10,000,000 in immediately available funds by wire transfer to the account specified by OR; and

           (ii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

      3.    REPRESENTATIONS AND WARRANTIES OF SELLERS

           EJDC represents and warrants as to itself and jointly and severally as to Remington and severally as to Thistledown, and OR represents and warrants as to itself and, for the period from December 1, 1998 to the Closing Date, as to Remington, to Buyer as follows:

      3.1   ORGANIZATION AND GOOD STANDING

           (a) Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Neither Acquired Company is required to be qualified to do business as a foreign corporation under the laws of any other state or other jurisdiction. Neither Acquired Company has any Subsidiary.

           (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

      3.2   AUTHORITY; NO CONFLICT

           (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

           (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Sellers or the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of Sellers or any Acquired Company;

           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject;

           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Sellers or any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

           (iv) to Sellers' Knowledge, cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax in the States of Ohio or Oklahoma;

           (v) to Sellers' Knowledge, cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body in the States of Ohio or Oklahoma;

           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      3.3   CAPITALIZATION

           (a) The authorized equity securities of Thistledown consist of 500 shares of common stock, without par value, of which 250 shares are issued and outstanding and constitute the Thistledown Shares. EJDC is and will be on the Closing Date the record and beneficial owner and holder of the Thistledown Shares, free and clear of all Encumbrances.

           (b) The authorized equity securities of Remington consist of 500 shares of common stock, par value $1.00 per share, of which 500 shares are issued and outstanding and constitute the Remington Shares. OR is and will be on the Closing Date the record and beneficial owner and holder of the Remington Shares, free and clear of all Encumbrances, other than as set forth in Part 3.3(b) of the Disclosure Letter.

           (c) All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Part 3.3(c) of the Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in Part 3.3(c) of the Disclosure Letter, no Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      3.4   FINANCIAL STATEMENTS

           (a) EJDC has delivered to Buyer: (i) consolidated balance sheets of Thistledown as at December 31 in each of the years 1994 through 1997, and the related consolidated statements of income and changes in stockholders' equity for each of the fiscal years then ended, (ii) a consolidated balance sheet of Thistledown as at December 31, 1998 (the "Thistledown Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, and (iii) an unaudited balance sheet of Thistledown as at July 31, 1999 (the "Thistledown Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the seven months then ended.

           (b) OR has delivered to Buyer: (i) balance sheets of Remington as at December 31 in each of the years 1994 through 1997, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Hill, Barth & King, independent certified public accountants, (ii) a balance sheet of Remington as at December 31, 1998 (including the notes thereto, the "Remington Balance Sheet" and, collectively with the Thistledown Balance Sheet, the "Balance Sheets"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Hill, Barth & King, independent certified public accountants, and (iii) an unaudited balance sheet of Remington and its Subsidiaries as at July 31, 1999 (collectively with the Thistledown Interim Balance Sheet, the "Interim Balance Sheets") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the seven months then ended, including in each case the notes thereto.

           (c) Except as set forth in Part 3.4(c) of the Disclosure Letter, such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the applicable Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements or in Part 3.4(c) of the Disclosure Letter. No financial statements of any Person are required by GAAP to be included in the consolidated financial statements of either Thistledown or Remington, other than those included.

      3.5   BOOKS AND RECORDS

           The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

      3.6   TITLE TO PROPERTIES; ENCUMBRANCES

           (a) Part 3.6(a) of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheets and the Interim Balance Sheets (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6(a) of the Disclosure Letter and personal property sold since the date of the Balance Sheets and the Interim Balance Sheets, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheets (except for personal property acquired and sold since the date of the Balance Sheets in the Ordinary Course of Business and consistent with past practice).

           (b) All material properties and assets reflected in the Balance Sheets and the Interim Balance Sheets are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets: (a) mortgages or security interests shown on the Balance Sheets or the Interim Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, (d) leases described in Part 3.6(b) of the Disclosure Letter, and (e) with respect to real property (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, (ii) rights of way, restrictions, variances, reservations or limitations described in the surveys and title insurance policies delivered to Buyer by Sellers, and (iii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto. Except as set forth in Part 3.6(b) of the Disclosure Letter, all buildings, plants, and structures owned or leased by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

      3.7   CONDITION AND SUFFICIENCY OF ASSETS

           The buildings, plants, structures, and equipment of the Acquired Companies are, to Sellers' Knowledge, structurally sound, are in adequate operating condition and repair, and are adequate for the uses to which they are being put, and, to Sellers' Knowledge, none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      3.8   ACCOUNTS RECEIVABLE

           All accounts receivable of the Acquired Companies that are reflected on the Balance Sheets or the Interim Balance Sheets or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheets or the Interim Balance Sheets or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheets represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheets, which list sets forth the aging of such Accounts Receivable.

      3.9   INVENTORY

           All inventory of the Acquired Companies, whether or not reflected in the Balance Sheets or the Interim Balance Sheets, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or the Interim Balance Sheets or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis.

      3.10  NO UNDISCLOSED LIABILITIES

           Except as set forth in Part 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheets or the Interim Balance Sheets and liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

      3.11  TAXES

          (a) Except as set forth in Part 3.11 of the Disclosure Letter, the Acquired Companies have filed or caused to be filed (since January 1, 1994) all material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all such Tax Returns relating to income or franchise taxes filed since January 1, 1994, and Sellers have delivered to Buyer (i) all Tax Returns relating to income and franchise Taxes filed by the Acquired Companies on a stand-alone basis since January 1, 1994 and (ii) all pro forma Tax Returns of the Acquired Companies relating to income and franchise Taxes filed since January 1, 1994 as part of a consolidated, combined or unitary Tax Return with Sellers. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheets and the Interim Balance Sheets.

          (b) The United States federal and state income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1994. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits relating to the Acquired Companies with respect to all income and franchise Tax Returns filed since January 1, 1994, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Except as described in Part 3.11 of the Disclosure Letter, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

          (c) The charges, accruals, and reserves with respect to Taxes on the Interim Balance Sheets were adequate (determined in accordance with GAAP) as of the date of such Interim Balance Sheets, and the Acquired Companies' liability for Taxes for Tax periods ending on or before the Closing Date will not exceed by a material amount such charges, accruals and reserves, as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. To the Knowledge of Sellers, there exists no proposed tax assessment against any Acquired Company, except as disclosed in the Balance Sheets or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All material Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) As of the date hereof, there is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

      3.12  NO MATERIAL ADVERSE CHANGE

           Since the date of the Balance Sheets, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

      3.13  EMPLOYEE BENEFITS

          (a) As used in this Section 3.13, the following terms have the meanings set forth below.

           "Company Other Benefit Obligation" means an Other Benefit Obligation
            --------------------------------
owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company with respect to Racetrack Employees.

           "Company Plan" means all Plans of which an Acquired Company is or was
            ------------
a Plan Sponsor, or to which an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company otherwise participates or has participated or any other Plan in which Racetrack Employees participate or which otherwise provides benefits to Racetrack Employees. All references to Plans are to Company Plans unless the context requires otherwise.

           "Company VEBA" means a VEBA whose members include Racetrack
            ------------
Employees.

           "ERISA Affiliate" means, with respect to an Acquired Company, any
            ---------------
other person that, together with such company, would be treated as a single employer under IRC ss. 414.

           "Multi-Employer Plan" means a Company Plan that is a "multi-employer
            -------------------
plan" as defined in ERISA ss. 3(37)(A).

           "Other Benefit Obligations" means all obligations, arrangements, or
            -------------------------
customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

           "PBGC" means the Pension Benefit Guaranty Corporation, or any
            ----
successor thereto.

           "Pension Plan" means a Company Plan that is a "pension plan" as
            ------------
defined in ERISA ss. 3(2)(A).

           "Plan" has the meaning given in ERISA ss. 3(3).
            ----

           "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).
            ------------

           "Qualified Plan" means any Plan that meets or purports to meet the
            --------------
requirements of IRC ss. 401(a).

           "Title IV Plans" means all Pension Plans that are subject to Title IV
            --------------
of ERISA, 29 U.S.C.ss.1301 et seq., other than Multi-Employer Plans.

                "VEBA"  means a  voluntary  employees'  beneficiary  association
                 ----
under IRC ss. 501(c)(9).

           (b) (i) Part 3.13(b)(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

           (ii) Part 3.13(b)(ii) of the Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of each Acquired Company, and (B) all Plans (whether or not a Company Plan) of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

           (iii) Part 3.13(b)(iii) of the Disclosure Letter sets forth, for each Multi-Employer Plan, as of its last valuation date, and, if available, the amount of potential withdrawal liability of the Acquired Companies and the Acquired Companies' other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss. 4221(e).

           (iv) Part 3.13(b)(iv) of the Disclosure Letter sets forth a calculation of the liability of the Acquired Companies for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether any Acquired Company is required by this Statement to disclose such information.

           (c) Except as set forth in Part 3.13(c) of the Disclosure Letter, Sellers have delivered to Buyer, or will deliver to Buyer as promptly as practicable after the date of this Agreement:

           (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

           (ii) all personnel, payroll, and employment manuals and policies;

           (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Companies, or by the ERISA Affiliates of the Acquired Companies with respect to Racetrack Employees;

           (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

           (v) all registration statements filed with respect to any Company
Plan;

           (vi) all insurance policies purchased by or to provide benefits under any Company Plan;

           (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

           (viii) all reports submitted within the two years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan approved by an Acquired Company, and such reports reasonably requested by Buyer with respect to any other Company Plan, Company Other Benefit Obligation, or Company VEBA;

           (ix) samples of all notifications to employees of their rights under ERISAss.601 et seq. and IRCss.4980B;

           (x) if required to be filed, the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

           (xi) all notices that were given by any Acquired Company or any ERISA Affiliate of an Acquired Company with respect to any Company Plan, or by any Company Plan, to the IRS or the PBGC, or any participant or beneficiary, pursuant to statute, within (A) four years preceding the date of this Agreement if given with respect to a Company Plan sponsored by an Acquired Company and (B) two years preceding the date of this Agreement if given with respect to any other Company Plan, in each case including notices that are expressly mentioned elsewhere in this Section 3.13;

           (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to any Acquired Company, any ERISA Affiliate of an Acquired Company with respect to any Company Plan, or with respect to any other Plan if such notice could result in liability to any Acquired Company, or to any Company Plan within the four years preceding the date of this Agreement;

           (xiii) the most recent determination letter for each Company Plan that is a Qualified Plan; and

           (xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

           (d) Except as set forth in Part 3.13(d) of the Disclosure Letter:

           (i) The Acquired Companies have performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

           (ii) No statement, either written or oral, has been made by any Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to any Acquired Company or to Buyer.

           (iii) The Acquired Companies, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in all material respects, in compliance with ERISA, the IRC, and other applicable Legal Requirements including the provisions of such Legal Requirements expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement:

           (A) No non-exempt transaction prohibited by ERISA ss. 406 and no non-exempt "prohibited transaction" under IRC ss. 4975(c) have occurred with respect to any Company Plan.

           (B) No Seller or Acquired Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

           (C) No Seller or Acquired Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

           (D) All filings required by ERISA and the IRC as to each Plan (other than Multi-Employer Plans) have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

           (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

           (iv) Each Company Plan that is not a Qualified Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

           (v) Since December 31, 1998, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

           (vi) To Seller's Knowledge no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

           (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company

Other Benefit Obligation, or Company VEBA is pending or, to Sellers' Knowledge, is Threatened.

           (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC ss. 401(a).

           (ix) Except for defects that can be corrected without meaningful cost or liability, each Qualified Plan of each Acquired Company is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501(a); each Company VEBA is exempt from federal income tax; and no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

           (x) Each Acquired Company and each ERISA Affiliate of an Acquired Company has met the minimum funding standard, and has made all contributions required, under ERISA ss. 302 and IRC ss. 402.

           (xi) No Company Plan is subject to Title IV of ERISA.

           (xii) The Acquired Companies have paid all amounts due to the PBGC pursuant to ERISA ss. 4007.

           (xiii) No Acquired Company or any ERISA Affiliate of an Acquired Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity or Sellers to liability under ERISA ss. 4062(e), ss. 4063, or ss. 4064.

           (xiv) No Acquired Company or any ERISA Affiliate of an Acquired Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

           (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401(a)(29).

           (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

           (xvii) The actuarial report for each Pension Plan (other than Multi-Employer Plans) of each Acquired Company and each ERISA Affiliate of each Acquired Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

           (xviii) Since the last valuation date for each Pension Plan, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

           (xix) No reportable event (as defined in ERISA ss. 4043 and in regulations issued thereunder) has occurred with respect to any Pension Plan.

           (xx) No Seller or Acquired Company has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, any Acquired Company, or Buyer to the PBGC under Title IV of ERISA.

           (xxi) Except as set forth in Part 3.13(d)(xxi) of the Disclosure Letter, no Acquired Company or any ERISA Affiliate of an Acquired Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

           (xxii) Except as set forth in Part 3.13(d)(xxii) of the Disclosure Letter, no Acquired Company or any ERISA Affiliate of an Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, or to Sellers' Knowledge, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either any Acquired Company or Buyer to a Multi-Employer Plan.

           (xxiii) No Acquired Company or any ERISA Affiliate of an Acquired Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

           (xxiv) No Multi-Employer Plan is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

           (xxv) Except to the extent required under ERISA ss. 601 et seq. and IRC ss. 4980B or as provided through a multi-employer welfare fund covering collectively bargained employees, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

           (xxvi) Each Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees, subject to (if applicable) the requirements of collective bargaining agreements..

           (xxvii) Sellers and all Acquired Companies have complied with the provisions of ERISAss.601 et seq. and IRCss.4980B.

           (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of any Acquired Company will be non-deductible to the

Acquired Companies or subject to tax under IRCss.280G orss.4999; nor will any Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

           (xxix) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit, except as may be required by a Qualified Plan pursuant to Section 411(d)(3) of the IRC.

           (e) After the Closing Date, neither Buyer nor the Acquired Companies will have any liability with respect to any Plan of a pre-Closing Date ERISA Affiliate.

      3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

           (a) Except as set forth in Part 3.14 of the Disclosure Letter:

           (i) each Acquired Company is in compliance in all material respects with Legal Requirements applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by any Acquired Company of, or a material failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature; and

           (iii) no Acquired Company has received, at any time since January 1, 1996, any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement that has not been satisfied, withdrawn or otherwise complied with, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

           (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure
Letter:

           (i) each Acquired Company is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

           (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

           (iii) no Acquired Company has received, at any time since January 1, 1996, any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization that has not been satisfied, withdrawn or otherwise complied with, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or material modification to any Governmental Authorization; and

           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses.

      3.15  LEGAL PROCEEDINGS; ORDERS

           (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

           (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

Except as set forth in Part 3.15 of the Disclosure Letter, to the Knowledge of Sellers and the Acquired Companies: (1) no such Proceeding has been Threatened and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered or made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

           (b) Except as set forth in Part 3.15 of the Disclosure Letter:

           (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

           (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

           (iii) to the Knowledge of Sellers, no officer, director or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

           (c) Except as set forth in Part 3.15 of the Disclosure Letter:

           (i) each Acquired Company is in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

           (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or material failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

           (iii) no Acquired Company has received, at any time since January 1, 1996, any written notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

      3.16  ABSENCE OF CERTAIN CHANGES AND EVENTS

           Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheets, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

           (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

           (b) amendment to the Organizational Documents of any Acquired
Company;

           (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, or (except in the Ordinary Course of Business) officer or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

           (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

           (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

           (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $50,000;

           (g) sale (other than sales of inventory or assets which are obsolete or no longer useful in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

           (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $50,000;

           (i) repayment by an Acquired Company of any indebtedness owed to either Seller or any Related Person of either Seller;

           (j) material change in the accounting methods used by any Acquired Company; or

           (k) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

      3.17  CONTRACTS; NO DEFAULTS

           (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

           (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

           (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

           (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $50,000;

           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and which either have terms of less than one year or are terminable by the Acquired Company with notice to the other party of 90 days or less);

           (v) each licensing agreement or other Applicable Contract with respect to Intellectual Property Assets, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

           (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

           (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

           (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

           (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

           (x) each power of attorney that is currently effective and outstanding;

           (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

           (xii) each Applicable Contract for capital expenditures in excess of $50,000;

           (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

           (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts described in this Section 3.17(a) ("Material Contracts"), including the parties to the Contracts.

           (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

           (i) neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Material Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

           (ii) to the Knowledge of Sellers and the Acquired Companies, no officer, director or employee of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director or employee to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

           (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, to the Knowledge of Sellers, each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms.

           (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

           (i) each Acquired Company is in compliance in all material respects with the applicable terms and requirements of each Material Contract under which such Acquired Company has any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is bound;

           (ii) to the Knowledge of Sellers, each other Person that has any obligation or liability under any Material Contract under which an Acquired Company has any rights is in compliance in all material respects with the applicable terms and requirements of such Material Contract;

           (iii) to the Knowledge of Sellers, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; and

           (iv) no Acquired Company has given to or received from any other Person, at any time since January 1, 1996, any written notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract that has not been cured, withdrawn or otherwise resolved.

           (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Material Contracts with any Person and, to the Knowledge of Sellers and the Acquired Companies, no such Person has made written demand for such renegotiation.

           (f) The Material Contracts relating to provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in material violation of any Legal Requirement.

      3.18  INSURANCE

           (a) Sellers have delivered or made available to Buyer:

           (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is covered;

           (ii) true and complete copies of all pending applications for policies of insurance; and

           (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

           (b) Part 3.18(b) of the Disclosure Letter describes:

           (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

           (iii) all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

           (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

           (i) a summary of the loss experience under each policy;

           (ii) a statement describing each claim under an insurance policy, which sets forth:

           (A) the name of the claimant;

           (B) a description of the policy by insurer, type of insurance, and period of coverage; and

           (C) the amount and a brief description of the claim; and

           (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

           (d) Except as set forth on Part 3.18(d) of the Disclosure Letter:

           (i) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company are valid, outstanding, and enforceable.

           (ii) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

      3.19  ENVIRONMENTAL MATTERS

           Except as set forth in part 3.19 of the Disclosure Letter:

           (a) Each Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or Acquired Company has received any actual or, to Sellers' Knowledge any Threatened, Order, written notice, or other written communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or, to Sellers' Knowledge any Threatened, obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

           (b) There are no pending or, to the Knowledge of Sellers and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

           (c) No Acquired Company, or any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest.

           (d) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon, except in material compliance with all applicable Environmental Laws.

           (e) There has been no Release or, to the Knowledge of Sellers and the Acquired Companies, Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, used, or processed, except in material compliance with all applicable Environmental Laws.

           (f) Sellers have delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, any Acquired Company, or any other Person for whose conduct the Acquired Companies are or may be held responsible, with Environmental Laws and dated within ten years prior to the date of this Agreement.

      3.20  EMPLOYEES

           (a) Part 3.20(a) of the Disclosure Letter contains a complete and accurate list of the following information for each Racetrack Employee, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan.

           (b) To Sellers' Knowledge, no employee of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee. Except as set forth in Part 3.20(b) of the Disclosure Letter, to Sellers' Knowledge, no officer or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

           (c) Part 3.20(c) of the Disclosure Letter contains a complete and accurate list of the following information for each retired employee of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

      3.21  LABOR RELATIONS; COMPLIANCE

           Except as set forth in Part 3.21 of the Disclosure Letter, no Acquired Company is a party to any collective bargaining or other labor Contract. Except as set forth in Part 3.21 of the Disclosure Letter, since January 1, 1999, there has not been, there is not presently pending or existing, and there is not Threatened: (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. To Sellers' Knowledge, each Acquired Company is in compliance in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, and no Seller or Acquired Company has received any actual or, to Sellers' Knowledge any Threatened, Order, written notice, or other written communication from any Governmental Body of any actual or potential violation or failure to comply with any of the foregoing Legal Requirements.

      3.22  INTELLECTUAL PROPERTY

           (a) Intellectual Property Assets-- The term "Intellectual Property Assets" includes:

           (i) the names "Thistledown" and "Remington," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

           (ii) all patents, patent applications, and inventions and discoveries that may be patentable;

           (iii) all copyrights in both published works and unpublished works:

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

           (iv) all rights in mask works; and

           (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

          (b) Know-How Necessary for the Business-- The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

           (c) Trademarks

           (i) Part 3.22(c) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

           (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

           (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

           (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

           (v) To Sellers' Knowledge, no Mark is infringed or has been challenged or threatened in any way and none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

      3.23  CERTAIN PAYMENTS

           Since January 1, 1996, no Acquired Company has authorized any director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company to (a) make any illegal or unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any

Acquired Company or any Related Person of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

      3.24  DISCLOSURE

          (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

      3.25  RELATIONSHIPS WITH RELATED PERSONS

           Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or to Sellers' Knowledge any Related Person of Sellers or of any Acquired Company has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Acquired Companies' businesses. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or to Sellers' Knowledge any Related Person of Sellers or of any Acquired Company owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company in any market presently served by such Acquired Company. Except as set forth in Part
3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

      3.26  INVESTMENT INTENT OF EJDC

           EJDC represents and warrants to Buyer that it is acquiring the Buyer Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. EJDC understands that: (a) the Buyer Shares have not been registered under the Securities Act and are being offered and sold in reliance on an exemption from the registration requirements of the Securities Act; (b) the Buyer Shares may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom; and (c) the certificate evidencing the Buyer Shares will bear a legend to the effect that they have not been registered under the Securities Act and may be transferred or resold only in compliance with the Securities Act and applicable state securities laws.

      3.27  BROKERS OR FINDERS

           Sellers and their Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      4. REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Sellers as follows:

       4.1   ORGANIZATION AND GOOD STANDING

           Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties and assets that it purports to own or use and to perform all of its obligations under this Agreement. Exhibit 4.1 contains a description of Buyer's business which is correct and complete in all material respects.

      4.2   AUTHORITY; NO CONFLICT

           (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

           (b) Except for Governmental Authorizations of the Commissions and as required under the HSR Act, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

           (i) any provision of Buyer's Organizational Documents;

           (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

           (iii) any Legal Requirement or Order to which Buyer may be subject;
or

           (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

      4.3   CAPITALIZATION

           (a) On the date of this Agreement, the authorized equity securities of Buyer consist of 10,000,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"), of which 100 shares are issued and outstanding, and 10,000,000 shares of Class C Common Stock, no par value (the "Class C Common Stock"), of which 3,450,000 shares are issued and outstanding. Prior to the Closing Date, Buyer's certificate of incorporation will be amended to modify Buyer's capital stock as follows: (a) shares of class A subordinate voting stock (the "Class A Subordinate Voting Stock") will be authorized, (b) shares of class B stock (the "Class B Stock") will be authorized, (c) all shares of Class A Common Stock outstanding on the date the certificate of incorporation is amended will be converted into shares of Class B Stock, (d) all shares of Class C Common Stock outstanding on the date the certificate of incorporation is amended will be converted into shares of Class A Subordinate Voting Stock and/or shares of Class B Stock and (e) the share provisions of the Class A Common Stock and the Class C Common Stock will be eliminated. Except as set forth in Part 4.3(a) of the Buyer Disclosure Letter, and except as described herein, Buyer has not issued or granted any options, warrants or other securities convertible into Class A Subordinate Voting Stock and has not entered into any agreements or arrangements, other than with its parent or employees, relating to the issuance of such options, warrants or convertible securities or to the issuance of Class A Subordinate Voting Stock.

           (b) At the Closing, the Buyer Shares will be duly authorized and validly issued and fully paid and nonassessable.

      4.4   FINANCIAL STATEMENTS

           (a) Buyer has delivered to Sellers an unaudited consolidated balance sheet of Buyer as at August 31, 1999 (including the notes thereto), which fairly presents the financial condition of Buyer in accordance with GAAP, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse).

           (b) Buyer has delivered to Sellers a pro forma unaudited consolidated balance sheet of Buyer as at August 31, 1999 (including the notes thereto, the "Pro Forma Balance Sheet") which reflects (i) certain contributions of capital and assets to be made to Buyer by Buyer's parent and the reorganization of Buyer's capital structure prior to the Closing Date, (ii) the acquisition of Gulfstream Park Racing Association, Inc. and (iii) the acquisition of Remington and Thistledown pursuant hereto. The Pro Forma Balance Sheet has been prepared from the applicable historical financial statements, adjusting the combined amounts for purchase accounting adjustments and any significant differences in accounting methods used by the entities involved.

      4.5   NO UNDISCLOSED LIABILITIES

           Except as set forth in Part 4.5 of the Buyer Disclosure Letter, Buyer has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities reflected or reserved against in the balance sheets referred to in Section 4.4 and current liabilities incurred in the Ordinary Course of Business since June 30, 1999.

      4.6   NO MATERIAL ADVERSE CHANGE

           Since June 30, 1999, there has not been any material adverse change in the business, operations, properties, assets or condition of Buyer and its Subsidiaries, and no event has occurred or circumstance exists that may result in such a material adverse change.

      4.7   CERTAIN PROCEEDINGS

           There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

      4.8   INVESTMENT INTENT OF BUYER

           Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

      4.9   BROKERS OR FINDERS

           Buyer and its Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.    COVENANTS OF SELLERS PRIOR TO CLOSING DATE

      5.1   ACCESS AND INVESTIGATION

           Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to: (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") reasonable access during normal business hours upon reasonable notice to each Acquired Company's general manager and designated management personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional existing financial, operating, and other data and information as Buyer may reasonably request.

      5.2   OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

           Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

          (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

          (c) confer with Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

      5.3   NEGATIVE COVENANT

           Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

      5.4   REQUIRED APPROVALS

           As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act and with the Commissions). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to: (a) cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in Section 4.2 (including taking all actions reasonably requested by Buyer to cause early termination of any applicable waiting period under the HSR Act and all actions reasonably requested by Buyer to obtain the approval of the Commissions with respect to the Contemplated Transactions).

      5.5   NOTIFICATION

           Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

      5.6   SATISFACTION OF INDEBTEDNESS

           Sellers will cause (a) indebtedness in the amount of $61,529,766.76 owed by Thistledown to either Seller or any Related Person of either Seller and
(b) indebtedness in the amount of $156,673.87 owed by Remington to either Seller or any Related Person of either Seller, to be contributed to such Acquired Company as additional paid-in capital prior to Closing.

Sellers will cause all other indebtedness owed by an Acquired Company to either Seller or any Related Person of either Seller to be paid in full by each Acquired Company prior to Closing and will cause all indebtedness owed to an Acquired Company by either Seller or any Related Person of either Seller to be paid in full prior to Closing.

      5.7   NO NEGOTIATION

           Until such time, if any, as this Agreement is terminated pursuant to
Section 10, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

      5.8   BEST EFFORTS

           Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied.

      5.9   ACQUISITION OF REMINGTON PARK LAND BY BUYER

           Between the date of this Agreement and the Closing Date, Sellers will use commercially reasonably efforts to assist Buyer in securing ownership, upon commercially reasonable terms satisfactory to Buyer, of the 371.6 acre parcel upon which the Remington Park Racetrack is situated and the 75 acre parcel contiguous thereto.

      5.10  401(k) PLAN

           Prior to the Closing, the sponsorship of the Investment Savings and Retirement Plan of Thistledown Racetrack and Remington Park, Inc. (the "Racetrack Plan") shall be changed to Thistledown and, as such, the Racetrack Plan shall be transferred with the Acquired Companies under this Agreement. Following execution of this Agreement and prior to the Closing, Sellers and Buyer shall use their Best Efforts to, effective as of or before the Closing, include the Thistledown collectively-bargained group (Racing Guild of Ohio, Local 304 ("Local 304 Employees")) currently covered by the DeBartolo Investment Savings Retirement Plan (the "DeBartolo Plan") in the Racetrack Plan, subject to collective bargaining requirements. In the event that the Local 304 Employees cannot be included in the Racetrack Plan on or before the Closing, Sellers shall allow the Local 304 Employees to continue active participation in the DeBartolo Plan for a period not extending beyond December 31, 1999, in which case, Buyer shall fully and promptly reimburse Seller for all costs associated with such continued participation (including, without limitation, contribution and administrative costs) and any liability incurred by Seller with respect thereto other than as a result of its negligence or willful misconduct. Subject to collective bargaining requirements, as soon as practicable after the Closing and in no event later than twelve months thereafter, the assets and liabilities associated with the Local 304 Employees under the DeBartolo Plan shall be transferred (with any outstanding plan loans transferred in kind) to the Racetrack Plan or another qualified plan established by Buyer or a Buyer affiliate in a plan-to-plan transfer.

      5.11  TRANSITION SERVICES

           Between the Closing Date and December 31, 1999, EJDC will continue to provide services to the Acquired Companies of the type referred to in Section 3.17(a)(ii), item 1 of the Disclosure Letter for a monthly fee to be agreed upon by EJDC and Buyer. These services include payroll processing, daily and monthly computer bookkeeping and accounting functions, tape/information transmission to administrators for Company Plans that are 401(k) plans and payroll taxes administration.

      5.12  REMINGTON LEASE

           After the date of this Agreement, Sellers will cooperate in the efforts of Buyer to obtain an amendment to the provisions of the Remington Lease giving the Trustees the right to terminate the lease at any time with or without cause upon 180 days notice.

      5.13  ACQUIRED COMPANY FINANCIAL DATA

           Between the date of this Agreement and the Closing Date, the Sellers shall use their Best Efforts (but without incurring any out of pocket expense) to assist Buyer in obtaining such financial and other data relating to the Acquired Companies as may be necessary or advisable to enable Buyer to file a prospectus with the Securities and Exchange Commission which complies with the Securities Act.

6.    COVENANTS OF BUYER

      6.1   ACCESS AND INVESTIGATION

           Between the date of this Agreement and the Closing Date, Buyer will afford Sellers and their Representatives such access to Buyer's officers, books and records and other information as Sellers may reasonably request for the purpose of analyzing the value of the Buyer Shares. Buyer will preserve and keep for a period of three years the books and records held by the Acquired Companies on the Closing Date and will make such books and records available to Sellers as may be reasonably required by Sellers in connection with insurance claims by, legal proceedings against or governmental investigations of Seller, subject to restrictions on disclosure of such information under applicable laws and agreements with third parties. Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Sellers to maintain in confidence, any information furnished by Buyer or another party in connection with this Section 6.1.

      6.2   APPROVALS OF GOVERNMENTAL BODIES

           As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act and with the Commissions). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that Buyer will not be required to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

      6.3   BEST EFFORTS

           Except as set forth in the proviso to Section 6.2, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied.

      6.4   EMPLOYEES

           Buyer shall, or shall cause the Acquired Companies to, employ and retain all key management employees of the Acquired Companies and all employees of EJDC located at the Acquired Companies who are in each case listed on
Schedule 6.4, upon similar or the same terms and conditions of employment as are effective as of the date hereof, for a minimum period of one year. Buyer shall, or shall cause the Acquired Companies to, employ all Racetrack Employees of Thistledown Racetrack as of the Closing Date upon similar or the same terms and conditions of employment as are effective as of the date hereof, and will be obligated for all termination and severance costs relating to any terminations of any such Racetrack Employees after the Closing; provided, however, that Buyer shall have no obligation to retain, or cause the Acquired Companies to retain, such employees for any period of time; and provided, further, that Buyer's obligations under this Section 6.4 shall not create any rights or obligations in any third party.

      6.5   DIRECTORSHIP

           Immediately after the Closing, Buyer's Board of Directors will expand its number by one and elect John C. York II to fill the position to act as Director with all of the same rights of participation and voting as are held by the other members of Buyer's Board of Directors. Buyer agrees to nominate a person designated by EJDC as a member of the "management slate" for the Board of Directors so long as EJDC continues to hold the Buyer Shares obtained pursuant to this Agreement. Buyer will purchase and maintain customary insurance policies for the indemnification of all members of its Board of Directors, including the EJDC nominee, so long as such insurance is available at rates determined by such Board of Directors to be reasonable.

      6.6   NOTIFICATION

           Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers in writing if Buyer becomes aware of any fact or condition that constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Letter if the Buyer Disclosure Letter were dated the date of the occurrence or discovery of such fact or condition, Buyer will promptly deliver to

Sellers a supplement to the Buyer Disclosure Letter specifying such change. During the same period, Buyer will promptly notify Sellers of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

      6.7   REFUNDS OF PURSE MONEY TO SELLER

           Buyer will, or will cause the Acquired Companies to, forward to EJDC any amounts received by Buyer or either Acquired Company after the Closing Date as a refund of purse money which (a) was advanced by either Seller or any Related Person prior to the Closing Date and (b) is refundable to the payor pursuant to the letter dated August 10, 1999 from the Oklahoma HBPA to the Oklahoma Commission.

7.    TAX MATTERS

           The following provisions will govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

      7.1   TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE

           Buyer will prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than (i) income or franchise Tax Returns with respect to periods for which a consolidated, unitary or combined income or franchise Tax Return of EJDC will include the operations of either or both of the Acquired Companies (such consolidated, unitary or combined Tax Returns to be prepared by EJDC) and (ii) the federal and state income tax returns of Remington for the taxable period ended December 31, 1998. Buyer will permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing and will make such revisions to such Tax Returns as are reasonably requested by Sellers. In this regard, requested revisions that are consistent with the past practices and customs of the Acquired Companies shall be deemed to be reasonable. Sellers will reimburse Buyer for Taxes of the Acquired Companies with respect to such periods within fifteen (15) days after payment by Buyer or the Acquired Companies of such Taxes, to the extent that such Taxes are neither (a) reflected in the reserve for Tax Liability shown on the Interim Balance Sheets, as adjusted for operations and transactions through the Closing Date, nor (b) incurred in the Ordinary Course of Business since January 1, 1999. Sellers will be responsible for the payment of any Taxes of the Acquired Companies for which a consolidated, unitary or combined income Tax Return of EJDC includes the operations of the Acquired Companies. EJDC shall provide Buyer with pro forma Tax Returns of the Acquired Companies relating to such consolidated, unitary or combined Tax Returns. To the extent reasonably practicable, EJDC shall provide Buyer with such pro forma Tax Returns at least thirty (30) days prior to filing, although EJDC shall have no duty or obligation to make any such revisions thereto as Buyer may request.

`     7.2   TAX PERIODS BEGINNING BEFORE AND ENDING AFTER CLOSING DATE

           Buyer will prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Acquired Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers will pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date, to the extent such Taxes were neither incurred in the Ordinary Course of Business nor reflected in the reserve or accruals for Taxes shown on the Interim Balance Sheets, as adjusted for operations and transactions through the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date will (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with prior practice of the Acquired Companies.

      7.3   REFUNDS AND TAX BENEFITS

           Any Tax refunds received by Buyer or the Acquired Companies and any amounts credited against Tax to which Buyer or the Acquired Companies become entitled, in each case relating to Tax periods or portions thereof ending on or before the Closing Date, will be for the account of Sellers to the extent that such Tax refund or credit is not reflected on the Interim Balance Sheets, and Buyer will pay over to Sellers any such refund or the amount of any such credit within fifteen (15) days after receipt thereof or entitlement thereto. Notwithstanding the foregoing: (a) Buyer shall not be required to reimburse Sellers for net operating losses or other carryovers allocable to the Acquired Companies which are utilized by the Buyer or the Acquired Companies in taxable periods beginning on or after the Closing Date and (b) racetrack tax rebates under Section 3769-20 of the Ohio Revised Code which are utilized by Buyer or the Acquired Companies in taxable periods beginning on or after the Closing Date shall not be for the account of, and shall not be paid over to, Sellers.

      7.4   COOPERATION ON TAX MATTERS

           (a) Buyer, the Acquired Companies and Sellers will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquired Companies and Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Acquired Companies or Sellers, as the case may be, will allow the other party to take possession of such books and records (unless such books and records relate to a consolidated, unitary or combined Tax Return).

           (b) Buyer and Sellers further agree, upon request, to use their Best Efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Contemplated Transactions).

           (c) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the IRC and all Treasury Department Regulations promulgated thereunder.

8.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

           Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      8.1   ACCURACY OF REPRESENTATIONS

           Each of Sellers' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

      8.2   SELLERS' PERFORMANCE

           (a) Each of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

           (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered.

      8.3   CONSENTS

           Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Section 4.2, must have been obtained and must be in full force and effect.

      8.4   ADDITIONAL DOCUMENTS

           Each of the following documents must have been delivered to Buyer:

           (a) an opinion of Benesch, Friedlander, Coplan & Aronoff, LLP, dated the Closing Date, in the form of Exhibit 8.4(a);

           (b) an opinion of Kirk & Chaney, Oklahoma counsel to the Sellers, dated the Closing Date, in the form of Exhibit 8.4(b);

           (c) one or more ALTA extended owner's or leasehold, as the case may be, coverage title insurance policies issued by First American Title Insurance Company, with 50% coinsurance by Commonwealth Land Title Insurance Company, insuring the Acquired Companies fee title or leasehold interest, as the case may be, in the Real Property in the amounts of $14,000,000 with respect to Thistledown and $10,000,000 with respect to Remington, subject only to such exceptions as are reasonably acceptable to Buyer and containing such endorsements as are reasonably requested by Buyer;

           (d) written resignations of the directors of the Acquired Companies;

           (e) landlord estoppels from Remington landlords, in form and substance satisfactory to Buyer; and

           (f) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 9.3(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

      8.5   NO PROCEEDINGS

           Since the date of this Agreement, there must not have been commenced against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

      8.6   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

           There must not have been made by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) other than EJDC, with respect to the Remington Purchase Price, is entitled to all or any portion of the Purchase Price payable for the Shares.

      8.7   HSR ACT

           The waiting period under the HSR Act shall have expired or been terminated.

      8.8   COMMISSION APPROVALS

           Each of the Commissions shall have approved the Contemplated Transactions to the extent required by applicable Legal Requirements.

9.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

           Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

      9.1   ACCURACY OF REPRESENTATIONS

           Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

      9.2   BUYER'S PERFORMANCE

           (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

           (b) Buyer must have delivered each of the documents required to be delivered by, and made each of the payments required to be made by, Buyer pursuant to Section 2.4.

      9.3   ADDITIONAL DOCUMENTS

           Buyer must have caused the following documents to be delivered to
Sellers:

           (a) an opinion of O'Melveny & Myers LLP, dated the Closing Date, in the form of Exhibit 9.3(a); and

           (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinions referred to in Sections 8.4(a) and 8.4(b), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this Section 9, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

      9.4   NO PROCEEDINGS

           Since the date of this Agreement, there must not have been commenced against either Seller, or against any Person affiliated with either Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated

Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

      9.5   HSR ACT

           The waiting period under the HSR Act shall have expired or been terminated.

10.   TERMINATION

      10.1  TERMINATION EVENTS

           This Agreement may, by notice given prior to or at the Closing, be terminated:

           (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

           (b) by Buyer if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

           (c) by mutual consent of Buyer and Sellers; or

           (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 30, 1999, or such later date as the parties may agree upon.

      10.2  EFFECT OF TERMINATION

           Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1, 12.2 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

11.   INDEMNIFICATION; REMEDIES

      11.1  SURVIVAL

           All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter and the certificate delivered pursuant to Section 2.4(a)(ii) will survive the Closing.

      11.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY EJDC

           EJDC will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

           (a) any Breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

           (b) any Breach by either Seller of any covenant or obligation of such Seller in this Agreement; or

           (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

           The remedies provided in this Section 11.2 will be the exclusive post-Closing remedies available to Buyer or the other Indemnified Persons.

      11.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

           Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) any additional Taxes payable by Sellers (including Taxes payable due to this indemnification payment) resulting from any transaction not in the Ordinary Course of Business by the Acquired Companies on the Closing Date after the Closing. Buyer will also indemnify and hold harmless EJDC, and pay to EJDC the amount of any Damages arising or resulting from the existence of (i) the 1995 guaranty by EJDC of that certain John Deere Master Lease Agreement dated October 29, 1995 by and between Deere Credit, Inc. and Thistledown's predecessor (provided that such guaranty relates to that certain master lease agreement accepted by lessor on January 6, 1996) and (ii) the 1995 guaranty by EJDC of that certain John Deere Master Lease Agreement effective September 20, 1995 by and between Deere Credit, Inc. and Remington. Such indemnification will be in accordance with the provisions set forth in this
Article 11; provided, however that the limitations set forth in Section 11.6 will not apply to any claim for indemnification made pursuant to the preceding sentence of this Section 11.3.

           The remedies provided in this Section 11.3 will be the exclusive post-Closing remedies available to Sellers.

      11.4  TIME LIMITATIONS

           If the Closing occurs, Sellers will have no liability with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before March 31, 2001 Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.11, 3.13, or 3.19 may be made at any time on or before December 31, 2002, or, in the case of
Section 3.11, the expiration of the applicable statute of limitations, whichever is later; a claim with respect to Section 3.3 may be made at any time. If the Closing occurs, Buyer will have no liability with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 4.3, unless on or before March 31, 2001 Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers; a claim with respect to Section 4.3 may be made at any time.

      11.5  LIMITATIONS ON AMOUNT-- EJDC

           EJDC will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
11.2 until the total of all Damages with respect to such matters exceeds $400,000, and then only for the amount by which such total Damages exceed $200,000, and its indemnification obligations with respect to such matters shall be limited, in the aggregate, to $12,500,000. EJDC may make payment with respect to any indemnification either in cash or by transferring to Buyer an appropriate number of Buyer Shares at their then current market value.

      11.6  LIMITATIONS ON AMOUNT-- BUYER

           Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
11.3 until the total of all Damages with respect to such matters exceeds
$400,000.

      11.7  PROCEDURE FOR INDEMNIFICATION-- THIRD PARTY CLAIMS

           (a) Promptly after receipt by an indemnified party under Section 11.2 or 11.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim including reasonable detail relating to such claim to the extent then known by the indemnified party, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

           (b) If any Proceeding referred to in Section 11.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding.

           If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification;
(ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding, such notice specifically refers to this Section and asserts a right of indemnification hereunder, and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

           (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). Notwithstanding anything to the contrary in this Article 11, including the preceding sentence, EJDC shall have the sole and exclusive right to defend any Proceeding relating to a consolidated, combined or unitary Tax Return of EJDC; provided that EJDC shall promptly notify and keep the Acquired Companies informed of any written or other significant communications received by it with respect to any such Proceeding that relates to the Acquired Companies and shall provide the Acquired Companies with the opportunity to present EJDC with memoranda and position paper with respect to any such Proceeding (to the extent such Proceeding relates to the Acquired Companies).

           (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

      11.8  PROCEDURE FOR INDEMNIFICATION-- OTHER CLAIMS

           A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      11.9  DETERMINATION OF DAMAGES, ETC.

           In determining Damages, the parties will make appropriate adjustments for Tax consequences and insurance coverage and will take into account the time value of money. All payments under this Section 11 will be deemed adjustments to the Purchase Price.

12.   GENERAL PROVISIONS

      12.1  EXPENSES

           Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay the HSR Act filing fee. Sellers will pay the cost of the title insurance policy referred to in
Section 8.4(c), including any endorsements requested by Buyer in an amount not to exceed $45,650. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with the preparation, negotiation and closing of this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      12.2  PUBLIC ANNOUNCEMENTS

           Except pursuant to Legal Requirement, filing under the HSR Act or any Proceeding before either of the Commissions or with the prior written consent of the other party, neither Sellers nor Buyer will, or will allow their respective Representatives to, directly or indirectly make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of, the Contemplated Transactions or any of the terms, conditions or other aspects thereof. If Legal Requirement requires such disclosure, the party under such requirement must first provide to the other party (no less than 5 business days prior to such proposed disclosure) the content of the disclosure, the reasons that such disclosure is required, the time and place that the disclosure will be made, and an opportunity to comment upon the form of such proposed disclosure.

      12.3  CONFIDENTIALITY

           Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Sellers and the Acquired Companies to maintain in confidence, any information furnished by another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

           If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      12.4  NOTICES

           All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

           Sellers:  The Edward J. DeBartolo Corporation and
                     Oklahoma Racing LLC
                     7620 Market Street
                     Post Office Box 9128
                     Youngstown, Ohio 44513
                     Facsimile:  330-965-4062
                     Attention: Mr. Timon M. Kaple

                     With a copy to:

                     Benesch, Friedlander, Coplan & Aronoff, LLP
                     2300 BP Tower
                     200 Public Square
                     Cleveland, Ohio 44114
                     Facsimile:  216-363-4588
                     Attention:  David S. Inglis, Esq.

              Buyer: MI Venture Inc.
                     c/o Magna International Inc.
                     337 Magna Drive
                     Aurora, Ontario, Canada L4G7K1
                     Facsimile: 905-726-7177
                     Attention:  Mr. James Nicol

                     With a copy to:

                     O'Melveny & Myers LLP
                     400 South Hope Street
                     Los Angeles, California 90071-2899
                     Facsimile: 213-430-6407
                     Attention: Frederick B. McLane, Esq.

      12.5  FURTHER ASSURANCES

           The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      12.6  WAIVER

           The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      12.7  ENTIRE AGREEMENT AND MODIFICATION

           This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated July 8, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      12.8  DISCLOSURE LETTER

           (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

      12.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

           Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that (a) Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer and (b) EJDC may assign its rights and obligations under this Agreement to an entity owned or controlled by Denise DeBartolo York in the event that it sells, conveys, transfers, assigns, contributes or otherwise delivers the Thistledown Shares to such entity, provided, that (i) such entity specifically assumes all of such obligations in form and substance satisfactory to Buyer and (ii) EJDC represents and warrants to Buyer at the time of the assignment that such entity's Book Value is at that time greater than $100,000,000. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      12.10 SEVERABILITY

           If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12.11 SECTION HEADINGS, CONSTRUCTION

           The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

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      12.12 TIME OF ESSENCE

           With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      12.13 GOVERNING LAW

           This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

      12.14 COUNTERPARTS

           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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                                      55

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.




MI VENTURE INC.

By: _______________________________________

Name: _____________________________________

Title: ____________________________________



THE EDWARD J. DEBARTOLO CORPORATION


By: _______________________________________

Name: _____________________________________

Title: ____________________________________



OKLAHOMA RACING LLC


By: _______________________________________

Name: _____________________________________

Title: ____________________________________


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